Exhibit 99

FOR IMMEDIATE RELEASE	Investor Contact: Chris Gay 308-255-2905 Cabela’s Incorporated

Media Contact: Joe Arterburn 308-255-1204 Cabela’s Incorporated

CABELA’S INC. REPORTS STRONG FOURTH QUARTER FISCAL 2009 RESULTS
- Fourth Quarter Diluted Earnings Per Share of $0.77 Before Special Charges
- Fourth Quarter Comparable Store Sales Decline 0.5%, Exceeding Expectations
- Fourth Quarter Retail Operating Margins Expand 70 Basis Points
- Record $294 Million Cash Flows From Operations For Year
- Year End Return on Invested Capital Improved 150 Basis Points To 11.1%

SIDNEY, Neb. (February 18, 2010) – Cabela’s Incorporated (NYSE:CAB) today reported financial results for its fourth fiscal quarter and fiscal year ended January 2, 2010.  Like most retailers, Cabela’s periodically has an additional week in its fiscal year.  As such, the Company’s fourth fiscal quarter and fiscal year ended January 2, 2010, included 14 weeks and 53 weeks, respectively, while its fourth fiscal quarter and fiscal year ended December 27, 2008, included 13 weeks and 52 weeks, respectively.

For the quarter, on a reported basis adjusted for divestitures, total revenue increased 5.5% to $917.6 million; retail store revenue increased 8.0% to $463.8 million; and direct revenue increased 1.3% to $406.0 million.  For the quarter, financial services revenue increased 18.6% to $45.2 million. In the fourth quarter, the additional week generated revenue of $34 million and $17 million for the retail and direct segments, respectively. Comparable store sales on a like calendar basis decreased 0.5%.  A detailed reconciliation is provided at the end of this release.

For the quarter, net income was $52.4 million compared to $52.7 million in the year ago quarter and diluted earnings per share for the quarter were $0.77 compared to $0.79 in the year ago quarter, each excluding impairment and other special charges.  For the quarter, the Company reported GAAP net income of $16.6 million and diluted earnings per share of $0.24 as compared to GAAP net income of $49.4 million and diluted earnings per share of $0.74 in the year ago quarter.

Special charges include restructuring charges as well as the impact of valuations of our interest-only strips associated with our securitized loans.  In the fourth quarter of 2009, impairment and restructuring charges include non-cash pre-tax impairment charges of $48.9 million related primarily to certain property and equipment and pre-tax restructuring charges of $3.9 million related to severance.  Please see the supporting schedules to this earnings release labeled “Reconciliation of Non-GAAP Financial Measures” for a detailed reconciliation of the GAAP to non-GAAP financial measures.

“Our fourth quarter and full year results exceeded our expectations and reflect the significant progress we have made related to our strategic initiatives,” said Tommy Millner, Cabela’s Chief Executive Officer.  “As we discussed last quarter, our strategic initiatives are to improve retail profitability, increase returns on invested capital, improve inventory levels, and increase profitability at World’s Foremost Bank while preserving the brand loyalty of our cardholders.”

“Profitability in our retail segment improved as operating margins increased 70 basis points for both the quarter and year as we improved advertising and labor efficiency in our retail stores,” Millner said.  “Additionally, we made improvements in retail store merchandising processes, as well as distribution and logistics, and continued to focus on improving customer service through training and mentoring programs. We are confident we will continue to improve the four wall contribution of our retail stores.”

“We also significantly improved return on invested capital for the year,” Millner said.  “Return on invested capital increased 150 basis points to 11.1% at the end 2009 as compared to 9.6% at year end 2008.  Increases in return on invested capital were mainly a result of strengthening our balance sheet and converting non-productive assets into cash.  Throughout the year, we significantly reduced inventory levels, sold two non-core businesses, improved working capital, reduced debt levels, and generated a record $294 million of cash flow from operations.”

“World’s Foremost Bank also had a very good year despite the economic turmoil and significant increases in unemployment,” Millner said.  “For the year, managed revenue as a percent of managed credit card loans declined just 20 basis points despite a 210 basis point increase in our provision for loan losses.  Charge-offs continue to be below industry average due to our conservative underwriting standards.  For the year, total revenue increased 7.8% and average active accounts grew 9.1%.”

“Another important long-term initiative is expanding merchandise gross margins,” Millner said.  “For the year, merchandise gross margins declined 70 basis points to 34.6%.  This is significantly less margin deterioration than we experienced last year.  Improving merchandising gross margins will be a key focus over the next several years and will be a significant contributor to further improving retail profitability.”

“Throughout 2009, we improved operations in our retail business,” Millner said.  “As a result we have gained sufficient confidence to announce that we are in final negotiations to open two new stores in the United States.  Both of these stores are expected to open in 2011 and will be our smaller, more efficient, next generation store format.  We will announce more specific details when negotiations are complete.”

“Additionally, since our acquisition of S.I.R. Warehouse Sports Store in Canada in 2007, we have been upgrading the infrastructure for our further expansion into Canada,” Millner said.  “With these efforts well underway, and our very strong results in Canada as revenue more than doubled in 2009, we are pleased to announce that we are also in final negotiations to open two new stores in Canada; both scheduled to open in 2011.  Both stores will be our next generation store format, and we are very excited about expanding further into the Canadian market.”

“We are cautiously optimistic for 2010 and we are comfortable with current external estimates related to both revenue and earnings per share,” Millner said.  “This takes into consideration the new credit card regulation/legislation and net charge-offs at World’s Foremost Bank being between 5.75 and 6.25%.”

Conference Call Information

A conference call to discuss fourth quarter fiscal 2010 operating results is scheduled for today (Thursday, February 18) at 11:00 a.m. Eastern Time.  A webcast of the call will take place simultaneously and can be accessed by visiting the Investor Relations section of Cabela’s website at www.cabelas.com.  A replay of the call will be archived on www.cabelas.com.

About Cabela’s Incorporated

Cabela’s Incorporated, headquartered in Sidney, Nebraska, is a leading specialty retailer, and the world’s largest direct marketer, of hunting, fishing, camping and related outdoor merchandise. Since the Company’s founding in 1961, Cabela’s® has grown to become one of the most well-known outdoor recreation brands in the world, and has long been recognized as the World’s Foremost Outfitter®. Through Cabela’s growing number of retail stores and its well-established direct business, it offers a wide and distinctive selection of high-quality outdoor products at competitive prices while providing superior customer service. Cabela’s also issues the Cabela’s CLUB® Visa credit card, which serves as its primary customer loyalty rewards program. Cabela’s stock is traded on the New York Stock Exchange under the symbol "CAB".

Caution Concerning Forward-Looking Statements

Statements in this press release that are not historical or current fact are "forward-looking statements" that are based on the Company’s beliefs, assumptions and expectations of future events, taking into account the information currently available to the Company.  Such forward-looking statements include, but are not limited to, the Company’s statements regarding continued improvement in the four wall contribution of its retail stores, improved merchandise gross margins being a significant contributor to further improving retail profitability, new store openings, being comfortable with current external estimates related to both revenue and earnings per share for fiscal 2010, and net charge-offs at World’s Foremost Bank being between 5.75 and 6.25% for fiscal 2010.  Forward-looking statements involve risks and uncertainties that may cause the Company's actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition that the Company expresses or implies in any forward-looking statements.  These risks and uncertainties include, but are not limited to:  the level of discretionary consumer spending; the strength of the economy, including increases in unemployment levels and bankruptcy filings; changes in the capital and credit markets or the availability of capital and credit; the Company's ability to comply with the financial covenants in its credit arrangements; changes in consumer preferences and demographic trends; the Company's ability to successfully execute its multi-channel strategy; the ability to negotiate favorable purchase, lease and/or economic development arrangements for new retail store locations; expansion into new markets; market saturation due to new retail store openings; the rate of growth of general and administrative expenses associated with building a strengthened corporate infrastructure to support the Company's growth initiatives; increasing competition in the outdoor segment of the sporting goods industry; the cost of the Company's products; trade restrictions; political or financial instability in countries where the goods the Company sells are manufactured; adverse fluctuations in foreign currencies; increases in postage rates or paper and printing costs; supply and delivery shortages or interruptions caused by system changes or other factors; adverse or unseasonal weather conditions; fluctuations in operating results; the cost of fuel increasing; road construction around the Company's retail stores; labor shortages or increased labor costs; increased government regulation, including regulations relating to firearms and ammunition; inadequate protection of the Company's intellectual property; the Company's ability to protect its brand and reputation; changes in accounting rules applicable to securitization transactions, including related increases in required regulatory capital; the Company's ability to manage credit and liquidity risks; any downgrade of the ratings on the outstanding notes issued by the Company's financial services business' securitization trust; the ability of the Company's financial services business to securitize credit card receivables at acceptable rates or access the deposits market; decreased interchange fees received by the Company's financial services business as a result of credit card industry regulation and/or litigation; the impact of legislation, regulation and supervisory regulatory actions in the financial services industry, including the Credit Card Accountability Responsibility and Disclosure Act of 2009 and the proposed financial regulatory reform; other factors that the Company may not have currently identified or quantified; and other risks, relevant factors and uncertainties identified in the Company's filings with the SEC (including the information set forth in the "Risk Factors" section of the Company's Form 10-K for the fiscal year ended December 27, 2008, in Part II, Item 1A, of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 27, 2009, and in Part II, Item 1A, of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 26, 2009), which filings are available at the Company’s website at www.cabelas.com and the SEC’s website at www.sec.gov.  Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements.  The Company’s forward-looking statements speak only as of the date they are made.  Other than as required by law, the Company undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

CABELA'S INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in Thousands Except Earnings Per Share)
(Unaudited)

	Three Months Ended		Fiscal Year Ended
	January 2,	December 27,	January 2,	December 27,
	2010	2008	2010	2008
Revenue:
Merchandise sales	$871,430	$839,902	$2,447,635	$2,380,655
Financial services revenue	45,205	38,114	171,414	158,971
Other revenue	2,533	1,414	13,191	13,095
Total revenue	919,168	879,430	2,632,240	2,552,721

Total cost of revenue (exclusive of depreciation and amortization)	564,213	533,969	1,602,621	1,540,214
Selling, distribution, and administrative expenses	272,661	255,421	870,147	865,684
Impairment and restructuring charges	52,811	5,784	66,794	5,784
Operating income	29,483	84,256	92,678	141,039

Interest expense, net	(5,642)	(7,259)	(23,109)	(29,658)
Other non-operating income, net	678	1,624	6,955	6,854
Income before provision for income taxes	24,519	78,621	76,524	118,235
Provision for income taxes	7,919	29,174	26,907	41,831

Net income	$16,600	$49,447	$49,617	$76,404

Basic net income per share	$0.25	$0.74	$0.74	$1.15
Diluted net income per share	$0.24	$0.74	$0.74	$1.14

Basic weighted average shares outstanding	67,261,005	66,750,038	67,007,656	66,384,004
Diluted weighted average shares outstanding	67,958,171	66,933,801	67,453,474	67,158,583

CABELA'S INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands Except Par Values)
(Unaudited)

	January 2,	December 27,
ASSETS	2010	2008
CURRENT
Cash and cash equivalents	$582,185	$410,104
Accounts receivable, net of allowance for doubtful accounts of $1,364 and $556	31,925	45,788
Credit card loans, net of allowances of $1,374 and $1,507	135,935	167,226
Inventories	440,134	517,657
Prepaid expenses and other current assets	150,913	133,439
Total current assets	1,341,092	1,274,214
Property and equipment, net	811,765	881,080
Land held for sale or development	30,772	39,318
Retained interests in securitized loans, including asset-backed securities	176,034	61,605
Economic development bonds	108,491	112,585
Other assets	23,731	27,264
Total assets	$2,491,885	$2,396,066

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT
Accounts payable, including unpresented checks of $44,394 and $28,217	$215,229	$189,766
Gift instruments, and credit card and loyalty rewards programs	183,915	184,834
Accrued expenses	145,797	123,296
Time deposits	120,384	178,817
Current maturities of long-term debt	3,101	695
Income taxes payable	27,446	11,689
Deferred income taxes	25,866	11,707
Total current liabilities	721,738	700,804
Long-term debt, less current maturities	345,178	379,336
Long-term time deposits	356,280	307,382
Deferred income taxes	20,824	38,707
Other long-term liabilities	63,444	56,132

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value; Authorized -- 10,000,000 shares; Issued – none	-	-
Common stock, $0.01 par value:
Class A Voting, Authorized – 245,000,000 shares; Issued – 67,287,575 and 66,833,984	673	668
Class B Non-voting, Authorized – 245,000,000 shares; Issued – none	-	-
Additional paid-in capital	285,490	271,958
Retained earnings	697,293	647,676
Accumulated other comprehensive income (loss)	965	(6,597)
Total stockholders’ equity	984,421	913,705
Total liabilities and stockholders’ equity	$2,491,885	$2,396,066

CABELA'S INCORPORATED AND SUBSIDIARIES
SEGMENT INFORMATION (Unaudited)

	Three Months Ended		Fiscal Year Ended
	January 2,	December 27,	January 2,	December 27,
	2010	2008	2010	2008
	(Dollars in Thousands)
Revenue:
Retail	$463,844	$429,523	$1,388,991	$1,285,496
Direct	407,586	410,379	1,058,644	1,095,159
Financial Services	45,205	38,114	171,414	158,971
Other	2,533	1,414	13,191	13,095
Total revenue	$919,168	$879,430	$2,632,240	$2,552,721

Operating Income (Loss):
Retail	$70,548	$62,149	$163,018	$141,578
Direct	64,806	67,881	161,052	161,249
Financial Services	13,062	12,256	49,598	46,184
Other	(118,933)	(58,030)	(280,990)	(207,972)
Total operating income	$29,483	$84,256	$92,678	$141,039

As a Percentage of Total Revenue:
Retail revenue	50.5%	48.8%	52.8%	50.4%
Direct revenue	44.3	46.7	40.2	42.9
Financial Services revenue	4.9	4.3	6.5	6.2
Other revenue	0.3	0.2	0.5	0.5
Total revenue	100.0%	100.0%	100.0%	100.0%

As a Percentage of Segment Revenue:
Retail operating income	15.2%	14.5%	11.7%	11.0%
Direct operating income	15.9	16.5	15.2	14.7
Financial Services operating income	28.9	32.2	28.9	29.1
Total operating income as a percentage of total revenue	3.2	9.6	3.5	5.5

CABELA'S INCORPORATED AND SUBSIDIARIES
REVENUE IN FISCAL YEAR 2009 (53 WEEKS) COMPARED TO FISCAL YEAR 2008 (52 WEEKS)
 (Unaudited)

Information on the extra week in the fourth fiscal quarter of 2009 and fiscal year ended January 2, 2010, is presented below in order to separate the impact of the extra week on reported results in comparison to reported results for the fourth fiscal quarter of 2008 and fiscal year ended December 27, 2008.  Financial Services was not adjusted because its reporting periods end on a calendar year.  Management believes that these measures are an important analytical tool to aid in understanding operating trends without the 53rd week in fiscal year 2009.

	Period Ending					Excluding 53rd Week (Non-GAAP)
	January 2,	December 27,	Increase	%		January 2,	Increase	%
	2010	2008	(Decrease)	Change		2010	(Decrease)	Change
	(Dollars in Thousands)
Fourth Quarter
Retail	$463,844	$429,523	$34,321	8.0%		$429,836	$313	0.1%
Direct	407,586	410,379	(2,793)	(0.7)		390,331	(20,048)	(4.9)
Financial Services	45,205	38,114	7,091	18.6		45,205	7,091	18.6
Other	2,533	1,414	1,119	79.1		2,352	938	66.3
Total revenue	$919,168	$879,430	$39,738	4.5		$867,724	$(11,706)	(1.3)

Fiscal Year
Retail	$1,388,991	$1,285,496	$103,495	8.1%		$1,354,983	$69,487	5.4%
Direct	1,058,644	1,095,159	(36,515)	(3.3)		1,041,389	(53,770)	(4.9)
Financial Services	171,414	158,971	12,443	7.8		171,414	12,443	7.8
Other	13,191	13,095	96	0.7		13,010	(85)	(0.6)
Total revenue	$2,632,240	$2,552,721	$79,519	3.1		$2,580,796	$28,075	1.1

Adjusting Direct and Total revenue for the dispositions of Wild Wings and Van Dyke's taxidermy business:

Fourth Quarter
Direct revenue as reported	$407,586	$410,379	$(2,793)	(0.7	) %	$390,331	$(20,048)	(4.9	) %
Less revenue from Wild
Wings and Van Dyke's
taxidermy	(1,540)	(9,499)	7,959	(83.8)		(1,540)	7,959	(83.8)
Direct revenue - adjusted	$406,046	$400,880	$5,166	1.3		$388,791	$(12,089)	(3.0)

Total revenue as reported	$919,168	$879,430	$39,738	4.5		$867,724	$(11,706)	(1.3)
Less revenue from Wild
Wings and Van Dyke's
taxidermy	(1,540)	(9,499)	7,959	(83.8)		(1,540)	7,959	(83.8)
Total revenue - adjusted	$917,628	$869,931	$47,697	5.5		$866,184	$(3,747)	(0.4)

Fiscal Year
Direct revenue as reported	$1,058,644	$1,095,159	$(36,515)	(3.3)		$1,041,389	$(53,770)	(4.9)
Less revenue from Wild
Wings and Van Dyke's
taxidermy	(19,097)	(30,510)	11,413	(37.4)		(19,097)	11,413	(37.4)
Direct revenue - adjusted	$1,039,547	$1,064,649	$(25,102)	(2.4)		$1,022,292	$(42,357)	(4.0)

Total revenue as reported	$2,632,240	$2,552,721	$79,519	3.1		$2,580,796	$28,075	1.1
Less revenue from Wild
Wings and Van Dyke's
taxidermy	(19,097)	(30,510)	11,413	(37.4)		(19,097)	11,413	(37.4)
Total revenue - adjusted	$2,613,143	$2,522,211	$90,932	3.6		$2,561,699	$39,488	1.6

CABELA'S INCORPORATED AND SUBSIDIARIES
FINANCIAL SERVICES REVENUE AS REPORTED ON A GAAP BASIS
 (Unaudited)

The following table summarizes the results of the Company’s Financial Services segment on a generally accepted accounting principles (“GAAP”) basis.  For credit card loans securitized and sold, the loans are removed from the Company’s consolidated balance sheet and the net earnings on these securitized assets after paying outside investors are reflected as a component of securitization income on a GAAP basis.  Net interest income on a GAAP basis includes interest and fee income, interest expense and provision for loan losses for the credit card loans receivable the Company owns.  Non-interest income on a GAAP basis includes servicing income, gains on sales of loans and income recognized on retained interests, as well as interchange income.

	Three Months Ended		Fiscal Year Ended
	January 2, 2010	December 27, 2008	January 2, 2010	December 27, 2008
	(In Thousands)
Interest and fee income, net of provision for loan losses	$13,164	$7,830	$50,398	$37,462
Interest expense	(5,318)	(4,424)	(24,242)	(13,417)
Net interest income, net of provision for loan losses	7,846	3,406	26,156	24,045
Non-interest income:
Securitization income	52,706	48,897	197,335	185,820
Other non-interest income	19,442	17,461	67,589	67,375
Total non-interest income	72,148	66,358	264,924	253,195
Less: customer rewards costs	(34,789)	(31,650)	(119,666)	(118,269)

Financial Services revenue	$45,205	$38,114	$171,414	$158,971

CABELA'S INCORPORATED AND SUBSIDIARIES
MANAGED FINANCIAL SERVICES REVENUE PRESENTED ON A NON-GAAP BASIS
 (Unaudited)

“Managed” credit card loans represent credit card loans receivable owned by the Company plus securitized credit card loans.  Since the financial performance of the managed portfolio has a significant impact on the earnings received from servicing the portfolio, the Company believes the following table on a “managed” basis is important information to analyze revenue in the Financial Services segment.  The following non-GAAP presentation reflects the financial performance of the credit card loans receivable owned by the Company plus those that have been sold and includes the effect of recording the retained interest at fair value.  Interest income, interchange income (net of customer rewards) and fee income on both the owned and securitized portfolio are recorded in their respective line items.  Interest paid to outside investors on the securitized credit card loans is included with other interest costs and included in interest expense.  Credit losses on the entire managed portfolio are included in provision for loan losses.  Although the Company’s consolidated financial statements are not presented in this manner, management reviews the performance of the managed portfolio in order to evaluate the effectiveness of the Company’s origination and collection activities, which ultimately affects the income received for servicing the portfolio.

	Three Months Ended		Fiscal Year Ended
	January 2, 2010	December 27, 2008	January 2, 2010	December 27, 2008
	(Dollars in Thousands)

Interest income	$68,160	$54,815	$247,096	$202,877
Interchange income, net of customer rewards costs	21,765	18,150	86,796	75,827
Other fee income	13,336	11,671	52,279	37,806
Interest expense	(22,973)	(26,987)	(96,253)	(89,862)
Provision for loan losses	(32,917)	(20,550)	(120,132)	(64,003)
Other	(2,166)	1,015	1,628	(3,674)
Managed Financial Services revenue	$45,205	$38,114	$171,414	$158,971

Managed Financial Services Revenue as a Percentage of Average Managed Credit Card Loans:

Interest income	11.3%	9.9%	10.7%	9.7%
Interchange income, net of customer rewards costs	3.6	3.3	3.7	3.6
Other fee income	2.2	2.1	2.3	1.9
Interest expense	(3.8)	(4.9)	(4.2)	(4.3)
Provision for loan losses	(5.4)	(3.7)	(5.2)	(3.1)
Other	(0.4)	0.2	0.1	(0.2)
Managed Financial Services revenue	7.5%	6.9%	7.4%	7.6%

CABELA'S INCORPORATED AND SUBSIDIARIES
MANAGED FINANCIAL SERVICES REVENUE PRESENTED ON A NON-GAAP BASIS
 (Unaudited)

Key statistics reflecting the performance of our Financial Services business are shown in the following chart:

	Three Months Ended
	January 2, 2010	December 27, 2008	Increase (Decrease)	% Change
	(Dollars in Thousands Except Average Balance per Account )

Average balance of managed credit card loans	$2,421,926	$2,211,575	$210,351	9.5%
Average number of active credit card accounts	1,304,780	1,214,796	89,984	7.4

Average balance per active credit card account	$1,856	$1,821	$35	1.9

Net charge-offs on managed loans	$31,857	$19,510	$12,347	63.3
Net charge-offs as a percentage of average managed credit card loans	5.26%	3.53%	1.73%

	Fiscal Year Ended
	January 2, 2010	December 27, 2008	Increase (Decrease)	% Change
	(Dollars in Thousands Except Average Balance per Account )

Average balance of managed credit card loans	$2,311,820	$2,085,481	$226,339	10.9%
Average number of active credit card accounts	1,244,621	1,140,834	103,787	9.1

Average balance per active credit card account	$1,857	$1,828	$29	1.6

Net charge-offs on managed loans	$117,072	$61,448	$55,624	90.5
Net charge-offs as a percentage of average managed credit card loans	5.06%	2.95%	2.11%

CABELA'S INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
 (Unaudited)

To supplement the Company’s condensed consolidated statements of income presented in accordance with generally accepted accounting principles (“GAAP”), the Company has disclosed non-GAAP measures of operating results that exclude certain items.  Financial services revenue; total revenue; operating income; other non-operating income; provision for income taxes; net income; and earnings per diluted share are presented below both as reported (on a GAAP basis) and excluding the impact of valuations of our interest-only strips associated with our securitized loans and impairment and restructuring charges in fiscal year 2009 and 2008. The valuations of our interest-only strips associated with our securitized loans will not be a reported amount in 2010 and forward under new accounting standards effective beginning in 2010.  The impairment and restructuring charges include asset write-downs, severance and related costs, and other one time charges. In light of their nature and magnitude, the Company believes these items should be presented separately to enhance a reader’s overall understanding of the Company’s ongoing operations.  These non-GAAP financial measures should be considered in conjunction with the GAAP financial measures presented in the earnings release.

Management believes these non-GAAP financial results provide useful supplemental information to investors regarding the underlying business trends and performance of the Company's ongoing operations and are useful for period-over-period comparisons of such operations.  In addition, management evaluates results using non-GAAP adjusted total revenue, adjusted operating income, adjusted net income, and adjusted earnings per diluted share.   These non-GAAP measures should not be considered in isolation or as a substitute for total revenue, operating income, net income, earnings per share, or any other measure calculated in accordance with GAAP. The following tables reconcile these financial measures to the related GAAP financial measures for the periods presented.

	Three Months Ended			Three Months Ended
	January 2, 2010			December 27, 2008
	GAAP Basis	Amounts	Non-GAAP	GAAP Basis	Amounts	Non-GAAP
	As Reported	Added Back	As Adjusted	As Reported	Added Back	As Adjusted
	(Dollars in Thousands Except Earnings Per Share)
Revenue:
Merchandise sales	$871,430	$-	$871,430	$839,902	$-	$839,902
Financial services revenue (1)	45,205	1,857	47,062	38,114	(687)	37,427
Other revenue	2,533	-	2,533	1,414	-	1,414
Total revenue	919,168	1,857	921,025	879,430	(687)	878,743

Total cost of revenue (exclusive of
depreciation and amortization)	564,213	-	564,213	533,969	-	533,969
Selling, distribution, and administrative expenses	272,661	-	272,661	255,421	-	255,421
Impairment and restructuring charges (2)	52,811	(52,811)	-	5,784	(5,784)	-
Operating income (loss)	29,483	54,668	84,151	84,256	5,097	89,353

Interest expense, net	(5,642)	-	(5,642)	(7,259)	-	(7,259)
Other non-operating income, net (3)	678	574	1,252	1,624	-	1,624
Income before provision for income taxes	24,519	55,242	79,761	78,621	5,097	83,718
Provision for income taxes (4)	7,919	19,445	27,364	29,174	1,891	31,065

Net income	$16,600	$35,797	$52,397	$49,447	$3,206	$52,653

Basic earnings per share	$0.25	$0.53	$0.78	$0.74	$0.05	$0.79
Diluted earnings per share	$0.24	$0.53	$0.77	$0.74	$0.05	$0.79

(Footnotes on the following page)

CABELA'S INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
 (Unaudited)

	Fiscal Year Ended			Fiscal Year Ended
	January 2, 2010			December 27, 2008
	GAAP Basis	Amounts	Non-GAAP	GAAP Basis	Amounts	Non-GAAP
	As Reported	Added Back	As Adjusted	As Reported	Added Back	As Adjusted
	(Dollars in Thousands Except Earnings Per Share)
Revenue:
Merchandise sales	$2,447,635	$-	$2,447,635	$2,380,655	$-	$2,380,655
Financial services revenue (1)	171,414	(2,557)	168,857	158,971	4,357	163,328
Other revenue	13,191	-	13,191	13,095	-	13,095
Total revenue	2,632,240	(2,557)	2,629,683	2,552,721	4,357	2,557,078

Total cost of revenue (exclusive of
depreciation and amortization)	1,602,621	-	1,602,621	1,540,214	-	1,540,214
Selling, distribution, and administrative expenses	870,147	-	870,147	865,684	-	865,684
Impairment and restructuring charges (2)	66,794	(66,794)	-	5,784	(5,784)	-
Operating income (loss)	92,678	64,237	156,915	141,039	10,141	151,180

Interest expense, net	(23,109)	-	(23,109)	(29,658)	-	(29,658)
Other non-operating income, net (3)	6,955	574	7,529	6,854	-	6,854
Income before provision for income taxes	76,524	64,811	141,335	118,235	10,141	128,376
Provision for income taxes (4)	26,907	22,813	49,720	41,831	3,590	45,421

Net income	$49,617	$41,998	$91,615	$76,404	$6,551	$82,955

Basic earnings per share	$0.74	$0.63	$1.37	$1.15	$0.10	$1.25
Diluted earnings per share	$0.74	$0.62	$1.36	$1.14	$0.10	$1.24

(1) Valuations of our interest-only strips associated with securitized loans of our Financial Services business segment.

(2)    Reflects impairment losses on certain assets where projected cash flows were less than the fair value of the respective assets and restructuring charges for severance and related benefits pursuant to certain reductions in workforce and voluntary retirement plans.  Details of impairment and restructuring charges follow:

	Three Months Ended		Fiscal Year Ended
	January 2, 2010	December 27, 2008	January 2, 2010	December 27, 2008
Impairment losses on:
Property and equipment	$40,504	$1,632	$43,721	$1,632
Land held for sale	5,886	854	16,046	854
Economic development bonds	2,099	558	2,099	558
Intangible assets	460	1,070	460	1,070
	48,949	4,114	62,326	4,114
Restructuring charges for severance and related benefits	3,862	1,670	4,468	1,670

Total	$52,811	$5,784	$66,794	$5,784

(3) Loss incurred in the fourth quarter of 2009 to terminate forward exchange rate contracts for Canadian operations.

(4)    Income taxes for the non-GAAP measures were based on the effective tax rate for that respective period except for the three months ended January 2, 2010, which is  based on the effective rate for fiscal year 2009.

CABELA'S INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
 (Unaudited)

Return on invested capital (“ROIC”) is not a measure of financial performance under generally accepted accounting principles (“GAAP”) and may not be defined and calculated by other companies in the same manner. ROIC should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. The Company uses ROIC as a measure of efficiency and effectiveness of its use of capital.

The Company measures ROIC by dividing adjusted net income by average total capital. Adjusted net income is calculated by adding interest expense, rent expense, and Retail segment depreciation and amortization (all after tax) to reported net income excluding:  (1) any losses on sales of assets, (2) any impairment charges or fixed asset write downs, (3) any acceleration of depreciation charges caused by impairment of economic development bonds, and (4) any changes in the allowance for loan losses at our Financial Services segment (“WFB”) (all after tax). Total capital is calculated by adding current maturities of long-term debt, deferred compensation, operating leases capitalized at eight times next year’s annual minimum lease payments, and total stockholders’ equity to long-term debt (excluding long- and short-term time deposits held by WFB) and then subtracting cash and cash equivalents (excluding cash and cash equivalents held by WFB). Average total capital is calculated as the sum of current and prior year ending total capital divided by two. The following table reconciles ROIC to the most comparable GAAP financial measures.

	Fiscal Year Ended
	January 2, 2010	December 27, 2008
	(Dollars in Thousands)

Net income	$49,617	$76,404
Add back:
Interest expense	23,223	29,708
Rent expense	8,624	8,494
Depreciation and amortization - Retail segment	41,822	37,930
Exclude:
Losses on sales of assets	-	-
Impairment charges or fixed asset writedowns	60,227	3,694
Acceleration of depreciation charges from impairment of economic development bonds	2,099	516
Changes in the allowance for loan losses - WFB	3,060	2,640
	139,055	82,982

After tax effect	90,163	53,623
Effective tax rate	35.16%	35.38%

Adjusted net income	$139,780	$130,027

Total capital:
Current maturities of LT debt	$3,101	$695
Deferred compensation	349	5,192
Operating leases capitalized at 8x next year's annual minimum lease payments	53,608	44,928
Total stockholders' equity	984,421	913,705
Long-term debt (excluding WFB time deposits)	345,178	379,336
	1,386,657	1,343,856
Less:
Cash & cash equivalents	(582,185)	(410,104)
Add back cash and cash equivalents at WFB	371,408	402,058
	(210,777)	(8,046)

Adjusted total capital	$1,175,880	$1,335,810

Average total capital	$1,255,845	$1,353,061

Return on Invested Capital	11.1%	9.6%

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